Exhibit 10.27

GENERAL CONTRACT

THIS AGREEMENT, made this 30 day of July, 2008 by and between Highwater Ethanol, LLC, a corporation organized and existing under the laws of the State of Minnesota, hereinafter called Owner, party of the first part, and L.A. Colo. LLC, hereinafter called the Contractor, party of the second part.

WITNESSETH: That, in consideration of the covenants and agreements herein contained, to be performed by the parties hereto, and of the payments hereinafter provided, it is mutually agreed as follows:

1.             DESCRIPTION OF WORK

The Contractor agrees to furnish all labor, services, appliances and material, except as may be hereinafter otherwise provided for, and to construct, install, complete and finish in the most thorough workmanlike and substantial manner in every respect, within the time hereinafter specified, and according to the specifications and drawings oft his contract, Ethanol Plant Rail Work located near Lamberton, Minnesota.

2.             PERIOD FOR COMPLETION

The starting date of the Work shall be fixed in a written Notice to Proceed from the Owner to the Contractor, which notice shall be mailed to or served upon the Contractor not less than five (5) calendar days before the date fixed herein. Time being of the essence, the Contractor shall commence the Work on or before the starting date August 15, 2008 and complete the Work as herein described within 154 calendar days, thereafter; completion date is January 15, 2009. Upon written application of the Contractor the Owner may, for reasons which in his opinion are beyond the Contractor’s control, consent, in writing, to an extension of said contract time.

Contractor acknowledges and understands that if the Work is not completed by January 15, 2009, Owner will suffer damages which are difficult to determine and accurately specify. Contractor agrees that if the Work is not completed by January 15, 2009, Contractor shall pay to Owner, or shall have deducted from final payment, the sum of $750, as liquidated damages, not as a penalty, for each calendar day that completion extends beyond January 15, 2009 (“Liquidated Damages”).

3.             PRICES

In consideration of the completion of the Work described herein, and the fulfillment of all stipulations of this contract, the specifications, the plans, and the drawings, to the satisfaction and acceptance of the Owner and Owners Engineer, the said Owner shall pay, or cause to be paid, to the Contractor, the lump sum amount of $4,361,615.15 Dollars. Unit pricing will apply to all additions or force work.

4.             DEFINITIONS

Except where it is clear by the context that another meaning is intended, the following words and expressions shall be construed as follows:

The word “Owner” shall mean Highwater Ethanol, LLC or their appointed representative.

The word “Engineer” or “Chief Engineer” shall mean the TranSystems Appointed Engineer acting on behalf of the Owner to insure compliance with the plans and specifications.

The word “Railroad” or “Railway Company” shall mean the local residing Rail Carrier, in this case the DM&E.

The word “Work” shall mean all or any part of the matters covered by this Agreement or as described by Technical Specifications, Special Provisions, and other documents provided to Contractor.

The word “Project” shall mean the entire undertaking to any part of which this contract relates.

The word “Contractor” shall mean the party of the second part or his authorized representatives. If the Contractor is a corporation, the words “he”, “him,” “his,” wherever they refer to the Contractor, shall be read as “it” or its.”

5.             INDEPENDENT CONTRACTOR

The Owner reserves no control whatsoever over the employment, discharge, compensation of or services rendered by the Contractor’s employees, and it is the intention of the parties to this agreement that the Contractor shall be and remain an Independent Contractor, and that nothing in this agreement contained shall be construed as inconsistent with that status.

6.             LAWS AND ORDINANCES

The Contractor shall comply with all laws, ordinances and regulations in any way pertaining to the Work.

7.             UNEMPLOYMENT AND RETIREMENT LEGISLATION

The Contractor agrees to accept and hereby accepts, full and exclusive liability for the payment of any and all contributions or taxes for unemployment insurance or old age retirement benefits, pensions or annuities now or hereafter imposed by the Government of the United States or of any State thereof, which are measured by the wages, salaries, or other remuneration paid to persons employed by the Contractor on the Work, and further agrees to comply with all administrative regulations respecting the assumption of liability for the aforesaid contributions, and further agrees to reimburse the Railway Company for any of the aforesaid taxes or contributions, which, by law, the Railroad may be required to pay.

8.             SALES AND USE TAXES

Unless otherwise provided in the Special Specifications, the Contractor shall be responsible for and pay all sales and use taxes properly assessed under all laws in effect at the time contract is awarded, against any materials, tools, supplies, services and equipment furnished directly by the contractor and used in the carrying out of the Work.

9.             CONTRACTORS UNDERSTANDING

It is understood and agreed that the Contractor has, by careful examination, satisfied himself as to the nature and location of the Work, the character, quality and quantity of the materials to be encountered, the character of equipment, facilities, and special protection of building contents or functions needed preliminary to and during the prosecution of the Work, the general and local conditions, and all other matters which can in any way affect the Work. No oral agreement or conversation with any officer, agent, or employee of the Engineer, Owner or Railway Company, either before or after the execution of this contract shall affect or modify any of the terms or obligations herein contained.

10.           USE OF OWNER’S LAND

Owner shall provide the land upon which the Work under this contract is to be done, and will, so far as it can conveniently do so, permit the Contractor to use so much of its land as is required for the erection of temporary construction facilities and storage of materials, together with the right of access to same, but beyond this, the Contractor shall provide, at his cost and expense, any additional land required.

11.           USE OF ADJOINING PROPERTY

Before entering upon or making use of any private property adjoining the Work, the Contractor, at his expense, shall obtain and file with the Owner, the written permission of the owner of such property, and subsequent to vacation of premises, shall furnish the Owner a properly executed release of both owner, Railroad and Contractor from all damages.

12.           ASSIGNMENT OF CONTRACT

The Contractor shall not assign this contract or any part thereof without the written consent of the Owner. Such consent shall not release or relieve the Contractor from any of his obligations and liabilities under the contract. Owner may assign this contract and Contractor shall cooperate and assign all documents necessary for the assignment or contingent assignment of this Contract.

13.           SUBCONTRACTORS

Within ten (10) days of award of contract, the Contractor shall submit for written approval a list of Subcontractors showing the work assigned to each, and no subcontract for any p art o f t he Work s hall b e awarded to any p arty not acceptable t o t he 0 caner and approved by him in writing. Such approvals shall not release or relieve the Contractor from any of his obligations and liabilities under this contract. Upon written request of the Owner, the Contractor shall terminate the employment on this Work of any Subcontractor who shall, in the opinion o f Owner, fail to perform the work undertaken by him in a satisfactory manner and appropriate provisions to this effect shall be incorporated in all subcontracts. The provisions of this contract shall be incorporated, by reference, in all subcontracts and if so required by the Engineer, the Contractor shall furnish to the Engineer written statement, properly endorsed by the Subcontractor in question, that this has been done, before any Subcontractor shall begin work.

14.           CONTRACTOR’S RISKS

The work covered by this contract shall be at the risk of the Contractor in every respect, and he shall be responsible therefor until it is completed and accepted by the Owner. This responsibility shall include, but not be limited to, damage to and loss of any material furnished and delivered by the Contractor, Owner or Railroad.

15.           WAIVER

It is expressly understood and agreed that any waiver on the part of Owner, of any term, provision or covenant of this contract, shall not constitute a precedent, nor bind Owner, to a waiver of any succeeding breach of the same or any other of the terms, provisions or covenants of this contract.

16.           PERMITS

Unless otherwise provided in the Special Specifications, the Contractor shall procure at his own expense, and in due time, all permits and licenses, of any description, necessary for the construction and completion of the Work. The Contractor shall deliver to the Owner and Engineer all certificates of inspection for any part of the Work for which a certificate may be required.

17.           INDEMNITY

The Contractor shall indemnify and save harmless Owner and Railroad from and against all losses and all claims, demands, payments, suits, actions, recoveries, legal expenses, (including any attorney’s fees incurred by Owner and Railroad), and judgments of every nature and description made, brought or recovered against it, by any act or omission of the Contractor, its agents or employees, or any other entity for which Contractor is liable, in the execution or performance of the Work

18.           LIEN WAIVERS

The Contractor, shall deliver to Owner satisfactory lien waivers for material used on this contract before payment is made.

19.           INSURANCE

The Contractor, at its own cost and expense, shall procure prior to commencement of any work under this Agreement and shall maintain in full force and effect until all work has been completed and accepted, insurance in such form and issued by such insurance companies as shall be satisfactory to Railroad and Owner.

(a)           Workmen’s Compensation Insurance which fully meets the requirements of any Workmen’s Compensation Law in force at the place where the Work is to be performed covering all employees of said Contractor or of any subcontractor employed to perform Work under this contract. The workers Compensation and Employers Liability shall cover contractor or any subcontractor employed to perform work on this contract. The certificate must contain a specific waiver of the insurance company’s subrogation rights against the Railroad, Owner and Engineer.

(b)           Public Liability Insurance providing for a limit of not less than 1,000,000 Dollars for all damages arising out of the bodily injuries to or death of one person, and, subject to that limit for each person, a total limit of 2,000,000 Dollars for all damages arising out of bodily injuries to or death of two or more persons, in any one accident, and regular Contractor’s Property Damage Liability Insurance providing for a limit of not less than 1,000,000 Dollars for all damages to or destruction of property in any one accident, and subject to that limit, a total (or aggregate) limit of 2,000,000 Dollars for all damages to or destruction of property during the policy period.

(c)           With respect to the work on the project, suitable Railroad Protective Liability Insurance in accordance with and approved by the local Railroad.

Within ten (10) days of the award of this contract the Contractor shall furnish to Engineer and Owner certificates of insurance as evidence of compliance with (a) and (b) above. All such insurance shall provide that same shall not be altered or cancelled without at least 30 days prior notice to Owner.

It is understood and agreed by the Contractor that the furnishing by it of the above insurance and the acceptance of same by Owner is not intended to and shall not limit, affect or modify the obligations of the Contractor under any provision of this agreement.

20.           SUPERINTENDENCE

The Contractor shall give constant and efficient attention to the faithful and diligent prosecution of the Work and during its progress shall be represented at all times at the site of the Work by a competent superintendent acceptable to the Engineer.

21.           ORDER AND DISCIPLINE

The Contractor shall at all times enforce strict discipline and good order among his employees. The Contractor, insofar as his authority extends, shall not permit the sale, distribution or use of any alcoholic beverages or intoxicating liquors upon or adjacent to the Work.

22.           NOTICE - HOW SERVED

Any notice to be given by Engineer or Owner to the Contractor under this contract shall be deemed to be served if the same be delivered to the person in charge of the office used by the Contractor, or to his representative at or near the Work, or deposited in the post office, postpaid, addressed to the Contractor at his last known place of business.

23.           SAFETY REQUIREMENTS

The Contractor shall furnish and maintain, at his own cost and expense and to the satisfaction of the Engineer, all requisite watchmen, lights, barricades, safeguards, fences, temporary waterproofing measures and other facilities for the protection of the Work and the safety of the general public and of employees of Owner, Railroad and Engineer, of any other Railroad whose tracks, facilities or operations will be affected by or are near the Work, and of the Contractor. Precaution shall be exercised at all times for the protection of persons and property. The safety provisions of applicable laws, building and construction codes shall be observed. Machinery and equipment and other hazards shall be guarded in accordance with the safety provisions of the Manual of Accident Prevention in Construction, published by the Associated General Contractors of America, to the extent that such provisions are not inconsistent with applicable law or regulation. Job briefings will be conducted prior to any work commencing. The job briefing will cover all tasks to be accomplished that day and the associated risks involved. All job briefings will be documented and signed by the job site foreman/superintendent. All personnel shall have current Railroad Contractor Orientation Course.

24.           POSITION AND ELEVATIONS

The Contractor will layout all of the Work and shall make all measurements and elevation determinations required for all work in this contract at his own expense.

25.           PRESERVATION OF REFERENCE BENCH MARKS

The Contractor shall carefully preserve any existing benchmarks and reference points, and in case of willful or careless destruction, he will be charged with the resulting expense and shall be responsible for any mistakes that may be caused by their unnecessary loss or disturbance.

26.           REPORT ERRORS AND DISCREPANCIES

Before starting the Work, the Contractor shall examine and compare the plans and specifications and shall report to the Engineer any errors or discrepancies found therein. If the Contractor, in the course of the Work, finds any discrepancy between the plans and the physical conditions of the locality or any applicable building code or ordinance, or any errors or omissions in plans or in the layout as given by said points and instructions, it shall be his duty to inform the Engineer immediately, and the Engineer shall promptly verify the same. Any work done after such discovery, until authorized by the Engineer, will be done at the Contractor’s risk.

27.           AUTHORITY OF ENGINEER

The Engineer or Owner is authorized to reject or condemn all work or material, which does not conform to this Agreement. If any tools or equipment are unsafe, defective or inadequate for carrying out the Work, the Engineer may require the removal of such equipment and Contractor shall, without delay, substitute satisfactory equipment therefor.

28.           INSPECTION

All work and material shall be at all times open to the inspection, acceptance or rejection of the Owner and Engineer or his authorized representative. The Contractor shall give the Owner and Engineer reasonable notice of starting any new work and shall provide reasonable and necessary facilities for inspection even to the extent of taking out portions of finished work; in case the work is found satisfactory, the cost of removal and replacement shall be paid by Owner. No work shall be done outside the agreed regular working hours without previous approval of the Engineer or Owner.

29.           MATERIALS

Except by written permission of the Engineer or Owner in each case, only materials produced or manufactured in the United States shall be used in the carrying out of this Work. If so requested by the Engineer, the Contractor shall submit, for tentative approval (but subject to the provisions of Article 30 of this contract), a list of all materials to be used in carrying out this Work, giving the names of the dealers and manufacturers and the anticipated date of delivery.

Delivery of the equipment, materials, or goods shall include all transportation, unloading, and storage costs. Title shall pass to Owner upon delivery to the site. Risk of loss or damage shall pass to Owner only upon Owner’s final acceptance of the Work.

30.           DEFECTIVE WORK OR MATERIAL WARRENTY

Contractor warrants to the Owner that all materials and equipment furnished by Contractor will be of good quality and new. Contractor further warrants that its labor and workmanship will be of good quality and conform to the highest construction standards. Contractor further warrants that all labor, workmanship, materials, and equipment furnished or supplied by Contractor will be free from defects and conform to the requirements of this Contract. If defects, due to faulty material or equipment supplied by Contractor or labor or workmanship performed by Contractor appear within one year from the date of substantial completion of the Work, Contractor shall correct the defects at no cost to Owner.

Nothing contained in this Article 30 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in this Article 30 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

The Contractor shall remove, at his own expense, any work or material condemned by the Engineer or Owner, and shall rebuild or replace the same without extra charge.

Any omissions or failure on the part of the Engineer to disapprove or reject any work or material shall not be construed to be an acceptance of any defective work or material.

31.           PATENTED DEVICES

In case the Contractor shall make use of or employ any patented devices or appliances either for carrying on the Work or in connection with the materials supplied, whether the terms of the specifications require such to be used or not, he shall satisfy all claims or charges for lease, privilege or royalty, and shall, at his expense, defend Owner against any and all claims or suits which may arise from any infringements of patent rights, and indemnify and save harmless Owner against any judgment of recovery as a result thereof, and notwithstanding any approval of such devices, appliances or materials under Sections 29 and 30 hereof.

32.           PROTECTION OF RAILROAD SERVICES AND FACILITIES

The Contractor shall use special care and vigilance to avoid damage to the trains, tracks, or other facilities of Owner and Railroad and shall conduct his work so as not to interfere with the movement of trains or other operations of Railroad. The Contractor shall not proceed with any work which might endanger or interfere with the movement of trains, operations or other facilities until protection satisfactory to the Engineer has been provided. If, in the opinion of the Engineer, trains, tracks, or other facilities are or may become endangered by the operations of the Contractor, he shall immediately do such work as may be ordered by the Engineer to restore safety and, upon failure of the Contractor to carry out such order immediately, Railroad may take whatever steps are necessary to restore safe conditions. The cost and expense to Railroad of restoring safe conditions or of any damages to the trains, tracks or other facilities caused by the Contractor’s operations shall be charged against the Contractor and paid by him or may be deducted from any amounts due, or which become due him under this contract. The cost of furnishing watchmen, flagmen, or other personnel required for the protection of the facilities or operations of Railroad or any other Railroad shall be borne as provided for in the General Conditions.

Contractor is aware of the special requirements and duties placed on Contractor by this Section 32 and Contractor hereby expressly acknowledges its duty to perform the Work in such a manner so as to allow the Railroad’s continued uninterrupted use of and operation from the mainline tracks. Contractor acknowledges that should Railroad’s use or operations from the mainline tracks be interrupted that Railroad likely to experience substantial consequential and incidental damages as well as direct damages associated with this interrupted use of and operations from the mainline tracks and that Contractor hereby expressly agrees that Railroad is entitled to receive and recover from Contractor all of Railroad’s direct, consequential and incidental damages which Railroad suffers as a result of the Contractor’s failure to fulfill the provisions of this Section 32.

33.           CHANGE OF FACILITIES OF OTHERS

If in the conduct of the Work any temporary changes or alterations in water, oil or gas pipelines, sewers, drains, conduits, fences, electric line or power lines, telephone or telegraph or other wires, poles, etc., of others are necessary, either for the convenience of the Contractor or for the performance of the Work, the responsibility for making such changes will rest with the Contractor unless otherwise provided elsewhere in this agreement; and he shall arrange for such changes to be made at his own expense.

If such changes are of a permanent character and made necessary solely by the improvement itself and not incident to the performance of the Work, then, in that case, such changes will be arranged for by the Owner or others without cost to the Contractor.

34.           RIGHTS OF VARIOUS INTERESTS

Wherever work being done by Owner or Railroad forces or by other contractor is contiguous to work covered by this contract, the respective rights of the various interests involved shall be established by the Engineer or Owner, to secure the completion of the various portions of the project in general harmony.

35.           ORDER OF COMPLETION; USE OF COMPLETED PORTIONS

Time is of the essence in performing this Contract. Contractor shall cooperate with Owner and other contractors in scheduling and performing Contractor’s Work to avoid conflict, delay in or interference with the Project. Contractor shall begin work as soon as instructed to do so by Engineer or Owner and shall perform the work promptly, efficiently, and at a speed so as to not damage, delay or interfere with others. Contractor understands that it shall coordinate the scheduling and sequencing of its work to meet the Owner’s requirements.

The Contractor shall complete any portion or portions of the Work in such order of time as the Engineer or Owner may require. Owner shall have the right to take possession of and use any completed or partially completed portions of the Work, notwithstanding the time for completing the entire Work or such portions thereof may not have expired; but such taking possession and use shall not be deemed an acceptance of the Work so taken or used or any part thereof. If such prior use increases the cost of or delays the Work, the Contractor shall be entitled to such extra compensation or extension of time, or both, as the Engineer or Owner may determine.

Contractor shall promptly submit Shop Drawings, Product Data, Samples and similar submittals as required by the Owner so as to not delay the progress of the Work.

36.           CHANGES

Owner shall have the right to make any changes that may be hereafter determined upon, in the nature or dimensions of the Work. If such changes appreciably affect the cost of the Work to the Contractor, he shall, before proceeding with the Work, so notify the Owner in writing, and the difference shall be equitably adjusted by the Owner.

If such changes so warrant, the Owner may, at his option, require an increase in the amount of coverage afforded by the Bond and Insurance under Sections 18 and 19 hereof, but such changes in the Work shall not affect the validity of such bonds or insurance and shall not serve to relieve or release any surety of said bonds. Owner agrees to reimburse the Contractor for any reasonable increase in Contractor’s Bond or Insurance premiums which result from any such ordered increase in coverage.

37.           EXTRA WORK

If, in the opinion of the Owner, any work should be done or material furnished which is not included, contemplated or classified in this contract, the Contractor shall, upon written order of the Owner, do such extra work or furnish such extra material. By agreement between the Contractor and the Owner, such extra work or material may be paid for on a lump-sum basis or on the basis of unit prices, or other method as agreed upon by the Owner and Contractor. No bill or claim for extra work or material shall be allowed or paid unless done or furnished on written order from the Owner. Bills or claims for extra work shall be presented to the Owner at the time of making the first monthly estimate after such work or material has been done or furnished, and such bills or claims must be accompanied by a copy of the Owner’s order covering such work or material. Any such extra work done or material furnished under the provisions of this paragraph shall be covered, governed and controlled by all the terms and provisions of this contract, subject to such prices as may be agreed upon or fixed by the Owner. The Contractor shall furnish the Owner reports in the number, form and detail prescribed by the Owner of all extra work done or material furnished.

38.           SUSPENSION OF WORK

Owner may at any time suspend the Work, or any part thereof, by giving not less than seven (7) calendar days’ written notice to the Contractor, and if such suspension appreciably affects the cost of the Work to the Contractor, the difference shall be equitably adjusted by the Owner. The Contractor shall not suspend the Work, nor any part thereof, without written authority of the Owner. The Work shall be resumed by the Contractor in seven (7) calendar days after written notice from Owner to the Contractor to do so and the date fixed for completion shall be extended by a period equal to the period of suspension. Owner shall not be held liable for any damages or loss of anticipated profits on account of the Work being suspended, or for any work done during the interval of suspension.

39.           DELAYS IN PERFORMANCE

In the event that the Work to be performed by Contractor is delayed without Contractor’s fault or for causes beyond Contractor’s control, Contractor, will, within seven calendar days after commencement of any condition which is causing or may cause delay, notify Owner in writing of the nature and causes of such delay. Should Contractor fail to so notify Owner, Contractor shall be deemed to have waived all rights Contractor may have for an extension in time in the performance of Work. Contractor agrees that Contractor’s only remedy for delays which notice has been given as provided above shall be for an extension of time by the number of days by which Contractor has been delayed as determined in the sole and absolute discretion of the Owner, and that Contractor shall not be entitled to any recovery for loss, expense or damage resulting from any such delay.

40.           TERMINATION BY OWNER

If Contractor persistently or repeatedly fails or neglects to carry out the Work in accordance with the requirement of this Contract or otherwise to perform in accordance with this Contract and fails within three (3) working days after receipt of written notice to commence and continue correction of such default or neglect with diligence and promptness, Owner may, terminate this Contract and finish Contractor’s Work by whatever method Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds the expense of finishing Contractor’s Work, such excess shall be paid to the Contractor, but if such expense exceeds such unpaid balance, Contractor shall pay the difference to Owner.

Owner may also terminate this Contract for its convenience with seven days written notice to Contractor. If Owner terminates this Contract for its convenience, Contractor shall be paid, in accordance with the terms and conditions of this Contract, for the work performed up to the date of termination. Contractor shall not be entitled to profit or overhead on work not performed.

41.           REMOVAL OF EQUIPMENT

Upon completion of the Work, or in case of termination of this contract before completion for any cause whatever, the Contractor, if notified to do so by Owner, shall promptly remove any part or all of his equipment, materials, tools and supplies from the property of Owner, failing which Owner shall have the right to move such equipment, material, tools and supplies at the expense of the Contractor.

42.           CHARGES AGAINST CONTRACTOR

Owner shall have the right to apply any sums due or to become due to the Contractor under this contract in payment of any liabilities of the Contractor, or of any Subcontractor, to Railroad for freight charges, rental of equipment, furnishing labor, materials or supplies, or for any other charges originating from this contract.

43.           WITHHOLDING OF PAYMENT

If the Contractor fails to meet and pay all of his just obligations outstanding for labor, materials or supplies at the time when an estimate for payment is due him, or if any liens, claims or demands arising out of or in connection with the Work or its performance shall be outstanding at the time any payment may be due or is likely to be made thereafter, or if any claims arising out of or in connection with the Contractor’s operations under this contract are made against Owner by any other person than the Contractor, or, if in the opinion of the Owner, the Contractor is not proceeding with the Work in accordance with the provisions of this contract, Owner shall have the right to withhold out of any payments, final or otherwise, such sums as the Owner may deem ample to protect it against delay or loss or to assure the payment of just claims of third persons, and at its option, as agent for the Contractor, to apply such sums in such manner as the Owner may deem proper to secure such protection or to satisfy such claims. Such application shall be deemed payments for the Contractor’s account. The Owner may withhold payment to the Contractor on account of the failure of the Contractor to fully comply with any requirements of this contract.

44.           QUANTITIES

Means of measurement and payment are outlined in the drawings and specifications. All prices listed in the contract shall constitute full payment for all labor, tools, materials, equipment and other incidentals necessary to complete the work. Any adjustments in quantities must be handled as a change in accordance with paragraph 36 of this agreement.

45.           PAYMENT

Progress Payments. Contractor shall submit monthly applications for payment to Owner on or before the 20th day of each month or as requested by Owner using the bid tabs from the bid proposal. All quantities for monthly payments will be measured and agreed upon by the field representatives for Contractor and Owner. Owner shall make monthly progress payments to Contractor for Work satisfactorily performed and materials suitably stored and protected at the Project site less ten percent (10%) retainage. Contractor shall submit a release of liens and claims with each monthly payment request. Owner shall pay Contractor within thirty days after receipt of a properly submitted application for payment.

Contractor represents and agrees that payments received for the performance of this Contract shall be used first to pay labor, material, equipment, supplies and services related to the Work and such payments shall not be diverted to satisfy obligations of the Contractor on other contracts until all obligations under or in connection with this Contract are satisfied in full.

When Contractor’s Work is substantially complete and upon application by Contractor, Owner shall pay Contractor the full Contract Price less 150% of the amount necessary to cover costs of items to be completed or corrected by Contractor or such other sums as may be withheld by Owner.

Final Payment. Final payment, constituting the entire unpaid balance of the Contract Price, shall be made by Owner to Contractor when Contractor’s Work is fully performed and accepted by Owner and Geotechnical Engineer. Final payment shall not become due until Contractor has submitted to Owner the following: (1) final application for payment, (2) releases of liens and claims in a form acceptable to Owner, (3) all guarantees and warranties applicable to Contractor’s Work, (4) “as-built” or “as-constructed” drawings, and (5) completion and acceptance of required tests.

46.           EQUAL OPPPORTUNITY EMPLOYER

Contractor is an Equal Opportunity Employer in compliance with Executive Order 11246; the Rehabilitation Act of 1973, Section 503, the regulations at 41 C.F.R. 60-741.4 and Executive Order 11758; the Vietnam Era Veterans Readjustment Assistance Act of 1974, Section 402 and the regulations at 41 C.F.R. 60-250.4; and Title 38 of the United States Code, Section 2012, and Executive Order 11701; all as amended. Unless this Contract is exempted under Section 201 of Executive Order 11246, as amended, paragraphs (1) through (7) of the Equal Opportunity Clause in Section 202 of Executive Order 11246, as amended, are incorporated herein by reference. Contractor shall comply with all similar requirements and obligations imposed by Iowa law.

47.           BINDING ARBITRATION

All claims or disputes between Owner and Contractor arising out of or relating to this Contract or any or a breach of this Contract, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association. The parties designate Lamberton, Minnesota as the Hearing locale.

Any arbitration arising out of or relating to this Contract may include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Contract, so long as such additional person or entity is an architect/engineer, contractor/subcontractor, construction manager, supplier or laborer, or any agent paid directly by Owner, or is a party to a contract to furnish goods or perform work or services on the Project or at the site.

Owner shall be entitled to a court order staying any legal proceedings brought by Contractor to enforce any rights or remedies Contractor may have under federal or state law, including but not limited to state mechanic’s lien laws, pending the final completion of any arbitration proceeding.

The Arbitrator’s decision, judgment, or award shall be consistent with the remedies provided herein; provided, however, the Arbitrator may not award punitive damages. The award rendered by the arbitrator shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any Court having jurisdiction. This agreement to arbitrate shall be specifically enforceable in accordance with applicable law in any court having jurisdiction.

48.           CONFIDENTIALITY

Contractor will consider all information furnished by Owner to be confidential and will not disclose any such information to any other person without Owner’s prior written consent. All plans, specifications, and other data furnished by Owner will remain the property of Owner and will be used by Contractor only in performing this Contract. These duties of confidentiality and nondisclosure also extend to drawings, specifications, and other documents prepared by Contractor specifically in connection with this Contract. All these obligations will survive the termination of this Contract. Owner shall be entitled to specific enforcement, including injunctive relief, of this provision in any court of competent jurisdiction.

49.           CLEANING UP

The Contractor shall, as directed by the Owner, remove from Owner’s property and from all public and private property, at his own expense, all temporary structures, rubbish and waste materials resulting from his operations. Floors and sidewalks or loading docks of structures shall be left broom clean. Prior to final acceptance, all work done by the Contractor shall be cleaned up and the premises occupied by the Work left in a neat and orderly condition satisfactory to the Owner.

50.           DAILY REPORTS AND ACCOUNTING INFORMATION

If required by the Owner, the Contractor shall furnish a daily statement of labor and equipment, distributed as to each item of work performed, showing hours worked and rates for the various classes of labor. At the completion of the Work, the Contractor shall furnish to the Owner, a complete list of unit quantities, unit costs and such other information as may be required by Owner to comply with the accounting requirements of the Interstate Commerce Commission. Contractor shall furnish Owner “as built” drawings of the Work.

51.           ACCEPTANCE

The work shall be inspected for acceptance by the Railway Company promptly upon receipt of written notice that the Work is ready for such inspection.

52.           FINAL ESTIMATE

Upon the completion and acceptance of the Work, the Owner will make a final determination of the value of the Work completed to his satisfaction and shall determine the Final Payment due the Contractor. The amount so determined shall be paid to the Contractor as soon thereafter as practicable, provided, however, before such final payment shall be made, the Contractor shall furnish, if requested by the Owner, satisfactory evidence that all payrolls, bills for material and other indebtedness in connection with the Work have been paid and that all liens, claims or suits for labor performed or material furnished in connection with the Work covered by this contract have been made. The Contractor expressly agrees to reimburse Owner for any amounts that the latter may be compelled to pay in satisfying such actions, including any attorney’s fees incurred by the Owner in satisfying such claims or actions.

53.           RELEASE

The Contractor at final payment will execute, acknowledge and deliver to Owner under his hand and seal a valid discharge from all claims and demands growing out of or connected with this contract.

THIS AGREEMENT shall inure to the benefit of and be binding upon the legal representatives and successors of the parties respectively.

IN WITNESS WHEREOF, The said Contractor and Owner, have executed this agreement as of the day and year first above written.

Highwater Ethanol, LLC

By:	/s/ Brian Kletscher
Brian D. Kletscher
President, Highwater Ethanol, LLC

L.A. Colo, LLC
By:	/s/ Terry Benton
Terry Benton
General Manager	9/8/08